Exhibit 99.1

For Release at 4:00 PM EDT on Tuesday, October 23, 2012

Gasco Energy Provides Third Quarter 2012 Operations Update

•      California test well expected to spud before year-end

•      15% Uinta Basin oil production growth from the prior quarter

DENVER — (PR Newswire) — October 23, 2012 — Gasco Energy, Inc. (NYSE MKT: GSX) (“Gasco” or the “Company”) today provided an interim operations update on its Riverbend Project in Utah’s Uinta Basin and on its California projects in the San Joaquin Basin.

Riverbend Project Operations Update

Quarterly Production

Estimated cumulative net production for the quarter ended September 30, 2012 was 545 million cubic feet equivalent (MMcfe).  By commodity for Q3-12, Gasco reported net crude oil volumes of 4,854 barrels and net natural gas volumes of 516 MMcf.  Crude oil volumes for Q3-12 represent a 15% increase, as compared to Q2-12 crude oil volumes.

During Q1-12, Gasco conveyed a 50% interest in certain of its Uinta Basin properties to its joint venture partner concurrent with the March 22, 2012 closing of the joint venture.  Q3-12 is the second full reporting period in which Gasco’s Uinta Basin net production reflects this conveyance under the terms of the Gasco-operated joint venture.  Due to the 50% interest conveyance, operational and financial results for the three-month and nine-month periods ended September 30, 2012 are not similarly comparable to the same periods ended September 30, 2011.  The Uinta Basin accounts for 100% of Gasco’s production.

Gasco Energy Net Production Detail*

		Three-months Ended			Nine-months Ended
Period-over-Period Comparison	Sept. 30, 2012**	Jun. 30, 2012	Seq. Quarterly Chg.	Sept. 30, 2011	Sept. 30, 2012**	Sept. 30, 2011
Natural Gas / MMcf	516	563	-8%	880	1,911	2,824
Oil / Bbls	4,854	4,209	15%	8,424	18,484	28,902
Natural Gas Equivalents / MMcfe	545	588	-7%	930	2,022	2,997

*Due to the 50% interest conveyance, net production volumes for the three-month and nine-month periods ended September 30, 2012 are not similarly comparable to the same periods ended September 30, 2011.

**Includes preliminary production estimates for Q3-12 and the nine-month period ended September 30, 2012 and reflects Gasco’s 50% interest in its Uinta Basin joint venture effective as of March 22, 2012.

Green River Oil Well Workover Program

During the third quarter 2012, Gasco implemented a workover program to target by-passed oil in older Wasatch / Mesaverde wells and Green River oil wells.  Since the third quarter, Gasco engineers have performed five workovers in the Green River Formation which have yielded a per-well average of a 15% to 20% increase in net oil production, as compared to rates recorded prior to the well workovers.  Average daily net oil production has improved by 43%, to recent rates of 76 barrels of oil per day (BOPD) in September 2012, from 53 BOPD in April 2012.

The workover program presents a low-cost opportunity to boost oil production in advance of the new-drill Green River oil program that is expected to commence later in the fourth quarter of 2012 or early first quarter of 2013, depending on rig availability.  The Company continues to identify wells suitable for by-passed oil workovers, and has identified an additional 10 wells for workover activities and further production enhancement.

Q4-12 Drilling Plans

Gasco plans to commence its Uinta Basin drilling and completions program during the fourth quarter of 2012 or early first quarter of 2013.  The six-well program is in the final stages of permitting and the Company expects to receive the permits during November.  Gasco recently staked five additional, high-graded Green River oil well locations that are in process of having drilling applications submitted to the regulatory agencies.  The Company is also in the process of permitting its Uinta Basin natural gas well program.

Management Comment

“With modest capital expenditures for our oil well workover program, field personnel are improving production in advance of our new-drill program and we have an additional 10 oil wells to workover,” said King Grant, Gasco’s president and CEO. “Our plans are dependent upon securing both a drilling rig and the necessary well permits to begin drilling our new-drill Green River program.  We still expect the program to commence in late Q4-12, however, it could begin early in the first quarter 2013.  Either way, we are benefitting from sustained strong oil prices and an improving natural gas market, each of which we expect to continue into 2013.”

California Projects Update

Northwest McKittrick

Gasco controls 599 gross (120 net) acres in the Northwest McKittrick project that hold net unrisked prospect potential of approximately 3 million barrels of oil.  The operator of the Northwest McKittrick project has received the necessary permits to drill the first earning well.  The drilling design is being finalized, and Gasco understands from the operator that the well is expected to be spudded before year end, which is consistent with previous disclosure regarding Northwest McKittrick timing.

Antelope Valley Trend

The 3D seismic continues to be processed and is undergoing ongoing evaluation.  The first Antelope Valley test well is expected to be spud before July 2013.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit Gasco’s website at www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, liquidity, capital resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s expectations about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable under the circumstances, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve assumptions which may be inaccurate, and known and unknown risks and uncertainties (some of which are beyond Gasco’s control), that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include Gasco’s ability to maintain adequate cash flow from operations or obtain adequate financing to fund our operations and meet working capital needs; the ability to pursue strategic restricting, refinancing or other transactions; the ability to maintain relationships with suppliers and customers; volatility and recent declines in Gasco’s stock price; overall demand for natural gas and oil in the United States; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices; competition from other companies with greater resources; environmental and other government regulations, including new or proposed legislation; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; pipeline constraints; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2011, and (2) Gasco’s reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.